UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2010 (February 26, 2010)

UNI CORE HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 5204, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-755-8221-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 26, 2010, Uni Core Holdings Corporation (UCHC) entered into 5 2nd Supplemental Agreements with (1) FG Management Company Limited, (2) Global Golden Group Investments Co, Ltd., (3) Wise Link Management Ltd., (4) Plan Star Development Limited, and (5) Sure Strong Limited to amend and supplement the 5 sale and purchase agreements dated 15th December 2009 and 5 supplemental agreements date 30th December 2009 (the “S&P Agreements”) entered by the same parties respectively in respect of the purchase of 133,940,031 shares in aggregate in APT Paper Group Limited (“APT”) by UCHC.

It was a term of the 2nd Supplemental Agreements that the consideration of the APT shares is subject to the valuation suggested in the valuation report of the APT to be issued on or before 31 May, 2010 instead of 28th February 2010 as previously agreed. The expected valuation of APT is not less than US$22,000,000 and not more than US$37,000,000. The consideration of APT Shares will be paid by way of UCHC shares fixed at the price of US$0.05.

EXHIBITS
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2010		UNI CORE HOLDINGS CORPORATION

	By:	/s/ Chia Hsun Wu
Chia Hsun Wu Chief Executive Officer